UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

PACIFIC MAGTRON INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25277	88-0353141
(Commission File Number)	(IRS Employer Identification Number)

1600 California Circle, Milpitas, California       95035
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (408) 956-8888

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.03	Material Modification to Rights of Security Holders
Item 5.01	Change in Control
Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officer
Item 5.03	Amendments to Articles of Incorporation
Item 8.01	Other Events

As previously reported, on December 10, 2004, Theodore S. Li and Hui Cynthia Lee (collectively, the “Stockholders”), the holders of a collective majority interest in Pacific Magtron International Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Advanced Communications Technologies, Inc., a Florida corporation (“ACT”), pursuant to which ACT agreed to purchase from the Stockholders, and the Stockholders agreed to sell to ACT, an aggregate of 6,454,300 shares of the common stock of the Company (the “PMIC Shares”) for the aggregate purchase price of $500,000. On December 30, 2004, the Stockholders and ACT closed on the sale of the PMIC Shares (the "Closing").

The PMIC Shares represent 61.56% of the currently issued and outstanding common stock of the Company. ACT is a public holding company based in New York City with operating subsidiaries in the technology services industries. ACT files periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Effective as of the Closing, the financial results of the Company will be consolidated with those of ACT and its other consolidated subsidiaries. The Company will continue to be operated as separate entity and its common stock will continue to be traded on the OTC Bulletin Board under the symbol: PMIC.OB.

In accordance with the terms of the Stock Purchase Agreement, at Closing ACT issued two convertible promissory notes (the “Notes”) in the principal amounts of $166,889 and $333,111 to Mr. Li and Ms. Lee, respectively, as payment of the purchase price for the PMIC Shares. The Notes will mature on the first anniversary of the Closing and no principal or interest payments will be required prior to such date. The holders of the Notes, at their option, will be able to convert, at any time and from time to time, until payment in full of all amounts due and owing under the Notes, any unpaid principal amount of the Notes into shares of common stock of ACT at a conversion price per share of $0.01. If the Notes were converted based upon their original principal amounts, an aggregate of 50,000,000 shares of ACT’s common stock would be issued to the Stockholders. The conversion ratio is subject to customary adjustments for any stock splits, reverse stock splits and other recapitalizations effected by ACT. ACT has informed the Company that it intends to satisfy its payment obligations under the Notes with funds from its working capital. ACT’s payment obligations under the Notes are secured by the PMIC Shares pursuant to a Custodial and Stock Pledge Agreement entered into at the Closing by ACT and the Stockholders (the "Pledge Agreement").

In addition, pursuant to the terms of the Stock Purchase Agreement, Mr. Li resigned his positions as President, Chief Executive Officer and Treasurer of the Company and all positions held by him as a director and/or officer of the Company's subsidiaries at the Closing. He remains Chief Financial Officer and was appointed Chief Operating Officer of the Company pursuant to the terms of an Employment Agreement more fully described below. Mr. Li remains a member of the Board of Directors of the Company. Ms. Lee retains her current position of Senior Vice President pursuant to the terms of an Employment Agreement described below, but resigned as a director of the Company and each position held by her with any subsidiary of the Company at the Closing. Anthony Lee was appointed Treasurer and Secretary at the Closing. Additionally, in connection with the transaction, Jey Hsin Yao, Hank C. Ya and Raymond Crouse, the remaining members of the Board of Directors of the Company prior to the Closing, resigned as Directors of the Company and each other position any of them held with the Company or any of its subsidiaries at the Closing. Martin Nielson was appointed Chief Executive Officer of the Company and Chairman of the Board and John E. Donahue was appointed as a member of the Board at the Closing. Currently, Mr. Nielson is a party to an employment agreement with ACT, pursuant to which he agreed to serve as an officer or director of any subsidiary of ACT in addition to the positions held by him with ACT. ACT, the Company and Mr. Nielson contemplate that Mr. Nielson will enter into a separate employment agreement with the Company pursuant to which Mr. Nielson will be paid a nominal fee for his services.

Mr. Nielson was appointed Senior Vice President-Acquisitions of ACT in June 2004 and a director of ACT in August 2004. Mr. Nielson also serves as Chief Executive Officer of Encompass Group Affiliates, Inc., ACT's wholly-owned subsidiary and principal operating unit. From 2003 until his appointment to the foregoing offices, he was Chairman of Innova Holdings, Inc. (formerly known as Hy-Tech Technology Group, Inc.). He also served as Chairman of Inclusion Technologies, Inc. from 2000 to 2002. Since 1994, he has been the Chairman and Chief Executive Officer of Altos Bancorp, Inc., a privately-held mergers and acquisition company.In 1991, Mr. Nielson was founder and Chief Executive Officer of The Business Superstore, an office supply and computer superstore/telesales company in London that merged with Office World in 1993. In 1982, Mr. Nielson was part of the founding team and served until 1991 as Vice President of Businessland, Inc., a New York Stock Exchange listed computer and networking reseller. From 1972 until 1981, Mr. Nielson was employed as a senior officer of The Gap Stores. Mr. Nielson graduated from San Jose State University with a BS in business management with a concentration in mathematics and engineering, and attended San Francisco State University's Graduate School of Business with a concentration in operations research.

The Employment Agreements, dated December 30, 2004, with each of Mr. Li and Ms. Lee, respectively, provide for a cash signing bonus of $225,000 to be paid within thirty days of the Closing and other bonus and earn-out provisions that may be paid in cash or in shares of common stock of ACT. The Employment Agreements also provide for an annual salary of not less than $120,000. While any bonus paid in ACT’s common stock will be in the discretion of the Compensation Committee of ACT’s Board of Directors, the earn-out provisions are set forth in the Employment Agreements and are based on achievement of certain financial milestones by certain operating subsidiaries of the Company. Under the earn-out provisions in the Employment Agreements, Mr. Li and Ms. Lee may earn the right to receive up to 66,666,666 shares and 33,333,333 shares of ACT’s common stock, respectively, which share amounts are subject to adjustments for any stock splits or other recapitalizations effected by ACT; provided that, the percentage of the outstanding common stock that Mr. Li or Ms. Lee would have had the right to receive prior to the adjustment shall not be changed by any such adjustment. Upon earning the earn-out shares, such shares will be placed in escrow, pursuant to the terms of an escrow agreement entered into at the Closing among ACT, Mr. Li and Ms. Lee. If Mr. Li’s or Ms. Lee’s employment is terminated for “cause” (as defined in the applicable Employment Agreement) prior to the expiration of the initial term of the applicable Employment Agreement, all of the earn-out shares, whether earned or not, of Mr. Li or Ms. Lee, as applicable, will be forfeited. If, however, Mr. Li’s or Ms. Lee’s employment is terminated for reasons other than “cause” prior to the expiration of the initial term of the applicable Employment Agreement, Mr. Li and Ms. Lee, as the case may be, will be entitled to receive any of the earn-out shares earned and placed in escrow prior to such termination. Unless terminated sooner, the initial term of Mr. Li’s Employment Agreement expires on the third anniversary of the Closing, and the initial term of Ms. Lee’s Employment Agreement expires on the second anniversary of the Closing. Either Employment Agreement may be terminated without cause by the Company at any time upon thirty days prior written notice. The Company may also terminate either Mr. Li or Ms. Lee for "cause." In addition, Mr. Li or Ms. Lee may terminate his or her employment agreement for "Good Reason" (as defined in each Employment Agreement). In the event of termination without cause or for Good Reason, Mr. Li or Ms. Lee, as the case may be, shall receive, in addition to accrued, but unpaid compensation and other benefits, six months severance. The Employment Agreements also contain non-compete provisions for a period of two years post termination.

As previously reported, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company had entered into an Agreement (the “Series A Agreement”) on December 10, 2004 with Stonestreet L.P. (“Stonestreet”), the holder of all of the Company’s issued and outstanding Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”). The transactions contemplated by the Series A Agreement closed on December 31, 2004.

In connection with the closing of the transaction contemplated by the Series A Agreement, the Company filed on December 31, 2004 an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series A Preferred Stock, which effected the following changes to the rights, preferences and privileges to the Series A Preferred Stock: (i) the number of shares designated as Series A Preferred Stock were decreased from 1000 to 600 shares; (ii) the "Stated Value" of each share of Series A Preferred Stock was reduced from $1,000 to $666.67; (iii) the holders of the Series A Preferred Stock no longer have the right to require the Company to redeem each share of Series A Preferred Stock, which rights were triggered upon the occurrence of certain events; (iv) the redemption amount payable by the Company upon exercise of its redemption right was reduced from 115% of Stated Value to 100% of Stated Value; (v) there is a 181-day waiting period from the date of filing the Amended and Restated Certificate of Designation before the holders may exercise conversion (unless the Company initiates a redemption prior to the end of the 181-day period); (vi) the conversion price of the Series A Preferred Stock was changed from a formula that took into account average closing prices of the Company’s common stock, with a floor price of $0.75 per share, to a fixed price of $.50 per share, subject to customary and anti-dilution adjustments; and (vii) the Company has five trading days, instead of three, to comply with conversion procedures. Additionally, as part of the Series A Agreement, Stonestreet forfeited a Stock Purchase Warrant, exercisable for 300,000 shares of the Company’s common stock, that was issued to Stonestreet in connection with the original issuance of the Company’s Series A Preferred Stock.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Employment Agreements and the transactions contemplated thereby is qualified in its entirety by reference to the Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Series A Agreement and the transactions contemplated thereby is qualified in its entirety by reference to (i) the Series A Agreement, a copy of which is filed as Exhibit 4.1 to this Report on Form 8-K, and (ii) the Amended and Restated Certificate of Designation, a copy of which is filed as Exhibit 4.2 to this Report on Form 8-K and both of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)         Exhibits

Exhibit No.	Description of Exhibit

4.1	Agreement, dated as of December 10, 2004, between Pacific Magtron International Corp. and Stonestreet L.P.*

3.1(i) and 4.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock

10.1	Employment Agreement, dated as of December 30, 2004, between Pacific Magtron International Corp. and Theodore S. Li.

10.2	Employment Agreement, dated as of December 30, 2004, between Pacific Magtron International Corp. and Hui Cynthia Lee.

99.1	Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.*

99.2	Press Release dated December 10, 2004.*

99.3	Press Release dated January 3, 2005.

* Previously filed with Form 8-K for Pacific Magtron International Corp. on December 16, 2004 and incorporated herein by this reference.

Forward-Looking Statements

This Form 8-K may contain “forward looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, or by the fact that they do not strictly relate to historical or current facts. Many factors may cause actual results to differ from forward-

looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others that are not. Known risks include those that are identified from time to time by the Company in reports filed with the Securities Exchange Commission, which should be considered together with any forward looking statement. No forward looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MAGTRON
INTERNATIONAL CORP.,

Date: January 5, 2005	By /s/ Theodore S. Li

Theodore S. Li
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Agreement, dated as of December 10, 2004, between Pacific Magtron International Corp. and Stonestreet L.P.*

3.1(i) and 4.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock

10.1	Employment Agreement, dated as of December 30, 2004, between Pacific Magtron International Corp. and Theodore S. Li.

10.2	Employment Agreement, dated as of December 30, 2004, between Pacific Magtron International Corp. and Hui Cynthia Lee.

99.1	Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.*

99.2	Press Release dated December 10, 2004.*

99.3	Press Release dated January 3, 2005.

* Previously filed with Form 8-K for Pacific Magtron International Corp. on December 16, 2004 and incorporated herein by this reference.